UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 19, 2005

Gables Residential Trust

(Exact name of registrant as specified in charter)

Maryland	001-12590	58-2077868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 510
Boca Raton,  FL 33431
(Address of Principal Executive Offices)  (Zip Code)

(561) 997-9700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective April 19, 2005, Gables Residential Trust (the “Company” or “Gables”) approved a Senior Management Incentive Compensation Plan covering Gables’ executive officers. In addition, on April 19, 2005, in connection with recent changes in its senior management, the Company (1) amended the Employment Agreement and the Senior Executive Severance Agreement between the Company and David D. Fitch, Chief Executive Officer and President, (2) amended the Employment Agreement between the Company and Chris D. Wheeler, Executive Chairman, (3) modified the terms of the Senior Executive Severance Agreements between the Company and each of Chris D. Wheeler, Marvin R. Banks, Jr., Senior Vice President and Chief Financial Officer, and Dawn H. Severt, Senior Vice President and Chief Accounting Officer, and (4) entered into a Senior Executive Severance Agreement with each of Susan M. Ansel, Senior Vice President and Chief Operating Officer, Douglas G. Chesnut, Senior Vice President – Investments West, and Joseph G. Wilber, Senior Vice President – Investments East.

The Senior Management Incentive Compensation Plan (the “Plan”) is effective as of January 1, 2005 and applies to Gables’ executive officers. The Compensation Committee of the Board of Trustees of the Company (the “Committee”) will oversee and administer the Plan which provides for annual incentive compensation payable in the form of cash bonuses, based on an evaluation by the Committee of each executive officer’s individual performance as judged against specific goals based on his or her business function, as well as his or her role in discharging Company-wide responsibilities and achieving Company-wide goals, and restricted stock awards or units of partnership interests in Gables Realty Limited Partnership, based on the Company’s growth in total return to shareholders over a three-year period relative to the National Association of Real Estate Investment Trusts, Inc. Equity Residential Apartment REIT Total Return Index.  In the event of a Change of Control of the Company (as defined in the Company’s 2004 Equity Incentive Plan), each participating executive officer will be entitled to receive a pro-rated cash bonus and equity award.

The amendment to Mr. Fitch’s Employment Agreement sets his base compensation at $390,000 and reflects his recent promotion to Chief Executive Officer. As amended, under the Senior Executive Severance Agreement, if Mr. Fitch’s employment is terminated within 24 months following a Change in Control (as defined in the agreement) by the Company or by him for any reason other than death he will be entitled to receive an amount equal to three times the sum of his (i) most recent annual base salary, (ii) the (A) average of cash bonuses earned as a percentage of his maximum cash bonus potential for the three most recently completed fiscal years multiplied by (B) his maximum cash bonus potential expressed as a percentage of annual base salary and multiplied by (C) his most recent annual base salary (or his annual base salary immediately prior to the Change in Control, if higher), and (iii) the value of 50% of the maximum restricted equity award (determined using the fair market value of the shares immediately prior to the Change in Control, without regard to any restrictions thereon) for the fiscal year of the Company in which the Change in Control occurs, (collectively, clauses (i), (ii) and (iii) are referred to herein as the “Base Amount”). The amendment also includes tax gross-up provisions that are applicable in certain circumstances.

The amendment to Mr. Wheeler’s Employment Agreement sets his base compensation at $273,000 and reflects his current office of Executive Chairman.

The modifications to the Senior Executive Severance Agreement of each of Mr. Wheeler, Mr. Banks and Ms. Severt provide that the Special Termination Payments (as defined in the respective agreement) will be computed with respect to the Base Amount and provide tax gross-up provisions that are applicable in certain circumstances.

The Senior Executive Severance Agreement entered into with each of Ms. Ansel, Mr. Chesnut and Mr. Wilber provides that if her or his employment is terminated within 24 months following a Change in Control, (1) by the Company for any reason other than for “cause” (as defined in the agreement) or her or his death or (2) by her or him for “good reason” (as defined in the agreement), she or he will be entitled to receive an amount equal to the sum of two times her or his Base Amount. These agreements also provide tax gross-up provisions that are applicable in certain circumstances.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit No.	Description

10.1	Senior Management Incentive Compensation Plan.

10.2	Amendment to Employment Agreement, dated April 19, 2005, between the Company and David D. Fitch.

10.3	Amendment to Senior Executive Severance Agreement, dated April 19, 2005, between the Company and David D. Fitch.

10.4	Amendment to Employment Agreement, dated April 19, 2005, between the Company and Chris D. Wheeler.

10.5	Form of Amendment to Senior Executive Severance Agreement, dated April 19, 2005, as signed by the Company and each of Chris D. Wheeler, Marvin R. Banks, Jr. and Dawn H. Severt.

10.6	Form of Senior Executive Severance Agreement, dated April 19, 2005, as signed by the Company and each of Susan M. Ansel, Douglas G. Chesnut and Joseph G. Wilber.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GABLES RESIDENTIAL TRUST

Date: April 22, 2005	By:	/s/ Marvin R. Banks, Jr.
Marvin R. Banks, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Senior Management Incentive Compensation Plan.

10.2	Amendment to Employment Agreement, dated April 19, 2005, between the Company and David D. Fitch.

10.3	Amendment to Senior Executive Severance Agreement, dated April 19, 2005, between the Company and David D. Fitch.

10.4	Amendment to Employment Agreement, dated April 19, 2005, between the Company and Chris D. Wheeler.

10.5	Form of Amendment to Senior Executive Severance Agreement, dated April 19, 2005, as signed by the Company and each of Chris D. Wheeler, Marvin R. Banks, Jr. and Dawn H. Severt.

10.6	Form of Senior Executive Severance Agreement, dated April 19, 2005, as signed by the Company and each of Susan M. Ansel, Douglas G. Chesnut and Joseph G. Wilber.